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                                                                   EXHIBIT 99(1)

Harrah's Entertainment Projects Fourth-Quarter Adjusted EPS At 44-48 Cents

      LAS VEGAS, January 15, 2002 - Harrah's Entertainment, Inc. (NYSE:HET) said today it expects to report Adjusted Earnings Per Share of 44 to 48 cents for the fourth quarter of 2001.

      The projection compares with Adjusted EPS of 20 cents for the fourth quarter of 2000 and analysts' consensus estimate of 35 cents Adjusted EPS for the fourth quarter of 2001.

      After consideration of nonrecurring items, including gains from the sale and condemnation of certain non-strategic real estate, diluted earnings per share for the fourth quarter are expected to be 47 to 51 cents. In fourth quarter 2000, the company reported a loss per share of $1.41 due primarily to the inclusion in that quarter of certain restructuring and other charges related to two non-consolidated affiliates.

      "The expected results for the fourth quarter 2001 clearly demonstrate that our industry-leading consumer-marketing strategy is robust," said Phil Satre, Harrah's Entertainment Chairman and Chief Executive Officer. "We believe we have a sustainable approach for growth and stability through our marketing capabilities, disciplined capital improvement projects and geographic diversification. The core marketing and operational capabilities we build centrally and distribute to our 25 properties around the country provide the properties with a competitive advantage that is clearly paying off.

       "Our marketing capabilities include recently introduced yield-management tools and an enhanced web site," Satre said. "Combining those capabilities with the customer

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relationship management tools we use to communicate with the more than 25 million customers in our database bolstered our business in the fourth quarter. We intend to use these tools to drive our business in 2002 and beyond.

      "Our growth was enhanced by recent capital investments that generated strong customer demand and higher cash flow, as evidenced by the expected results at our Joliet and Shreveport properties," Satre said. "Our strong performance also proved the value of our geographic diversification. That geographic diversification was extended through the July 31, 2001 acquisition of Harveys Casino Resorts, which was accretive to income in the fourth quarter. In addition, low interest rates and favorable weather in some markets over the 2001 fourth-quarter holidays also contributed to the EPS gain."

      Harrah's Entertainment President and Chief Operating Officer Gary Loveman commented on operating performance in each of Harrah's three regions.

      "We expect to report that companywide same-store sales for properties owned in the fourth quarter of both years rose more than 8 percent," said Loveman. "The Western Region's fourth-quarter same-store sales are expected to be about 6 percent lower. But the Eastern and Central Regions were particularly strong during the quarter, with their same-store sales expected to be more than 6 percent higher and more than 14 percent higher, respectively, than in the 2000 fourth quarter.

      "In our Western Region, an improved performance at the Rio in Las Vegas and the addition of results from Harveys Lake Tahoe are expected to offset declines at Harrah's brand Western Region properties.

      "The Rio benefited from a reduced dependence on the international high-end table-games business, which contributed to unusually low results a year ago," Loveman

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said. "Our marketing and operational improvements produced higher margins at the
Rio, generating nearly a 50 percent increase in cash flow.

      "Harrah's Northern Nevada properties continued to be impacted by the weak Northern California economy and by poor weather over the year-end holidays," Loveman said.

      "Results at our Harrah's brand Southern Nevada properties rebounded after posting declines early in the quarter following the September 11 terrorist attacks. But we expect to report lower Property EBITDA than in the 2000 fourth quarter due to a decline in revenues attributable to more budget-conscious customers visiting those properties after September 11," Loveman said. Harrah's calculates Property EBITDA as Property Operating Profit plus Depreciation and Amortization.

      "Our Eastern Region results are expected to reflect a record performance by Harrah's Atlantic City and significant improvement at the Showboat," Loveman said. "The gains at Harrah's Atlantic City were attributable more to effective cost management than to revenue growth. New restaurants, which opened in early November, helped drive very strong gains in Showboat's fourth-quarter slot revenues.

      "Our Central Region properties are expected to report improved results, aided by strong performances by our Chicagoland casinos and the addition of the Harveys operations in Iowa," Loveman said.

      Stronger fourth-quarter performances at the three Indian casinos managed by Harrah's are expected to more than offset reduced management fees from Harrah's New Orleans, resulting in slightly higher overall management fees than in the 2000 fourth quarter.

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      Fourth-quarter corporate expenses are expected to be similar to last year's. Results from equity in nonconsolidated affiliates are not expected to be material for the 2001 fourth quarter; a year ago, those results included losses from Harrah's New Orleans Casino.

      Fourth-quarter interest expense is expected to be higher, despite the benefit of lower interest rates, due to higher debt levels associated with the acquisition of Harveys Casino Resorts and share repurchases. Interest income is expected to be higher than in the year-ago quarter, reflecting improved net investment results on company-owned life insurance policies.

      The company expects to report full year and fourth-quarter 2001 results on February 6, 2002.

      Harrah's Entertainment will host a conference call on Wednesday, January 16, 2002, at 9:00 a.m. Eastern Standard Time to discuss the fourth-quarter results, as well as general trends in the company's overall business. Those interested in participating in the conference call should dial 800-305-1078, or 703-871-3026 for international callers, about 10 minutes before the call start time. A taped replay of the conference call can be accessed at 888-266-2081, or 703-925-2533 for international callers, beginning at 12:30 p.m. Eastern Standard Time on January 16, 2002. The replay will be available through January 23, 2002. The pin number for the replay is 5777724.

      The conference call will also be available live and it will be archived on our web site - www.harrahs.com - in the "Investor Relations" section behind the "About Us" tab.

      Founded more than 60 years ago, Harrah's Entertainment, Inc. is the most recognized and respected name in the casino-entertainment industry, operating 25

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casinos in the United States, primarily under the Harrah's brand name. With a combined database of more than 25 million players, Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

      This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "plans," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, such statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Such risks and uncertainties include, but are not limited to, economic, bank, equity and debt-market conditions, changes in laws or regulations, third-party relations and approvals, decisions of courts, regulators and governmental bodies, factors affecting leverage, including interest rates, abnormal gaming holds, construction disruption and delays, ineffective marketing, effects of competition and other risks and uncertainties described from time to time in our reports filed with the U.S. Securities and Exchange Commission. The projected results reported on in this release are for a partial year and may not be indicative of results for future quarters or for the year. The forward-looking statements made in this release reflect the opinion of management as of today. Please

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be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. We do not intend, however, to update the guidance provided today prior to our next earnings release.

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